UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2026

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 10, 2025, Parker-Hannifin Corporation (“Parker”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prosper Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Parker (“Merger Sub”), Filtration Group Corporation, a Delaware corporation (“Filtration Group”), and, solely in its capacity as the representative for Filtration Group’s securityholders, Filtration Group Equity LLC, a Delaware limited liability company. Pursuant to the Merger Agreement, Parker agreed to acquire Filtration Group via a merger transaction (the “Merger”) on a cash-free, debt-free basis for a cash purchase price of $9.25 billion, subject to a net working capital adjustment (the “Purchase Price”).

On August 13, 2026, Parker completed the Merger.

The foregoing summary of the Merger Agreement is subject to, and qualified in its entirety by, the text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on December 10, 2025, Parker entered into (i) a 364-Day Term Loan Agreement (the “364-Day Credit Agreement”) with Barclays Bank PLC, as administrative agent, and various financial institutions named therein as lenders, which 364-Day Credit Agreement provides for a delayed draw term loan facility in the aggregate principal amount of $5.25 billion (the “364-Day Credit Facility”) and (ii) a Three-Year Term Loan Agreement (the “Three-Year Credit Agreement”, and, together with the 364-Day Credit Agreement, the “Credit Agreements”) with KeyBank National Association, as administrative agent, and the various financial institutions named therein as lenders, which Three-Year Credit Agreement provides for a delayed draw term loan facility in the aggregate principal amount of $2.50 billion.

In connection with the consummation of the Merger, on August 13, 2026, Parker borrowed $5.25 billion under the 364-Day Credit Facility and $2.50 billion under the Three-Year Credit Facility to pay a portion of the Purchase Price and other fees and expenses related thereto.

The foregoing description of the Credit Agreements is qualified in its entirety by reference to the Credit Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated November 10, 2025, by and between Parker-Hannifin Corporation, Prosper Merger Sub Corp., Filtration Group Corporation and Filtration Group Equity LLC (incorporated by reference to Exhibit 2.1 of Parker’s Current Report on Form 8-K filed with the SEC on November 12, 2025)

10.1+	364-Day Term Loan Agreement, dated December 10, 2025, by and among Parker-Hannifin Corporation, Barclays Bank PLC, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 of Parker’s Current Report on Form 8-K filed with the SEC on December 10, 2025)

10.2+	Three-Year Term Loan Agreement, dated December 10, 2025, by and among Parker-Hannifin Corporation, KeyBank National Association, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.2 of Parker’s Current Report on Form 8-K filed with the SEC on December 10, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Parker will furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By: /s/ Joseph R. Leonti
Joseph R. Leonti
Executive Vice President, General Counsel and Secretary

Date: August 13, 2026